Exhibit 99.1
NEWS
RELEASE

FOR IMMEDIATE RELEASE
CONTACT:	Rusty LaForge
SVP, Director of Investor Relations
(214) 360-1967
GUARANTY FINANCIAL GROUP INC. REPORTS
THIRD QUARTER 2008 RESULTS
AUSTIN, TEXAS, November 5, 2008—Guaranty Financial Group Inc. (NYSE: GFG) (“Guaranty” or the “Company”) today reported a net loss of $162 million for the third quarter 2008, compared to a net loss of $85 million for the second quarter 2008, and $21 million in net income for the third quarter 2007. Three primary non-cash charges impacting results for the third quarter 2008, which totaled $152 million, are an $85 million deferred income tax asset valuation charge, a $53 million other-than-temporary-impairment charge on a mortgage-backed security, and a $14 million impairment charge on goodwill and intangible assets related to the Company’s insurance agency. The results also include provision for credit losses of $78 million.
Guaranty raised $562 million in capital, before offering costs, through the issuance of subordinated debt and convertible preferred stock in a private placement closed and funded during the third quarter 2008. Total capital raised in the second and third quarters of 2008 is approximately $600 million, excluding offering costs, when added to the $38.4 million in capital raised during the last part of the second quarter 2008. The convertible preferred shares and accrued dividends were converted to approximately 63.5 million shares of common stock on October 1, 2008. With the new capital, Guaranty Bank’s regulatory capital ratios at September 30, 2008 were tier 1 leverage ratio of 9.0%, tier 1 risk-based ratio of 9.7% and total risk-based ratio of 12.6%, all of which exceeded the “well capitalized” standards of 5%, 6% and 10%, respectively.
“We are pleased to have completed the private placement during the quarter that resulted in approximately $600 million of new capital since May 2008, which strengthened our balance sheet and liquidity position,” said Ken Dubuque, Guaranty’s Chairman of the Board, President and Chief Executive Officer. “We have also recently benefited from a net inflow of $1.8 billion in deposits in the month of October alone, which is an increase of approximately 20% since the end of the prior month. Today excess borrowing capacity is in excess of $5.7 billion. On the other hand, we are disappointed with our financial performance for the quarter, which included three non-cash charges totaling $152 million during the quarter.”
Net interest income was $83 million for the third quarter 2008, a decrease of 16% from the third quarter 2007 and 17% from the second quarter 2008, principally as a result of a significant increase in nonaccrual homebuilder loans and the interest expense associated with the subordinated debt issued by the Company in the private placement in the third quarter 2008. Net interest margin for the third quarter 2008 was 2.14% compared to 2.65% for the third quarter 2007 and 2.54% for second quarter 2008.
Third quarter 2008 provision for credit losses was $78 million compared to $19 million in provision for credit losses for the third quarter 2007 and $99 million for the second quarter 2008. Net charge-offs increased to $100 million in the third quarter 2008 from $19 million in the second quarter 2008. For the first nine months 2008, provision for credit losses was $235 million compared to $17 million for the first nine months 2007, and net charge-offs were $121 million for the first nine months 2008 compared to net recoveries of $9 million in the first nine months of 2007. The higher provision for credit losses was principally a result of continued weakness in single-family construction markets and an increase in provisioning for single-family mortgage loans.
Third quarter 2008 noninterest income included a $53 million charge for other-than-temporary impairment on one of the Company’s non-agency mortgage-backed securities and a $4 million loss on the sale of mortgage-backed securities, which resulted in overall noninterest income that was a loss of $19 million for third quarter 2008, compared to noninterest income of $41 million for the second quarter 2008.
Noninterest expense was $105 million for the third quarter 2008, which included $14 million in goodwill and other intangible asset impairment charges related to our insurance agency, resulting in noninterest expense of $91 million for the third quarter 2008 excluding that charge. Noninterest expense was $90 million in the third quarter 2007, and $99 million in the second quarter 2008. Compensation and benefits expense during the third quarter 2008 was $46 million, a 4% decrease compared to the prior quarter.
Guaranty decreased total assets from $16.0 billion at June 30, 2008 to $15.4 billion at September 30, 2008, principally as a result of the sale of approximately $400 million of agency mortgage-backed securities, as well as expected payoffs in mortgage-backed securities and single-family mortgages. Loans net of allowance increased from $10.0 billion at June 30, 2008 to $10.1 billion at September 30, 2008.
The carrying value of the investment portfolio decreased from $4.6 billion at June 30, 2008 to $4.0 billion at September 30, 2008. Approximately $200 million of this decline was a result of principal reduction and payoffs. The Company also sold agency securities totaling approximately $400 million. This portfolio consists of agency and non-agency mortgage-backed securities, none of which are collateralized debt obligations, none of which are secured by sub-prime collateral, and all of which have significant levels of subordination as a credit enhancement. Guaranty has not purchased and does not hold any non-agency securities that rely on support from bond insurers.
Total deposits remained unchanged at approximately $9.2 billion from June 30, 2008 to September 30, 2008. Total deposits increased $1.8 billion in October 2008 to approximately $11.0 billion, which includes an increase of $1.2 billion in deposits from commercial customers and through Guaranty’s network of approximately 160 branches located in Texas and California, as well as the issuance of approximately $600 million of brokered deposits.
Conference Call Details
Guaranty will host a conference call at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on November 5, 2008, to discuss financial results for third quarter 2008. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Guaranty’s Internet site at www.guarantygroup.com. To access the conference call, listeners calling from the United States should dial 1-866-383-8009 at least 15 minutes prior to the start of the call. Those wishing to access the call from outside the United States should dial 1-617-597-5342. The passcode is 47197941. Replays of the call will be available for two weeks following the completion of the live call and can be accessed at 1-888-286-8010 in the United States and at 1-617-801-6888 outside the United States. The passcode for the replay is 27061389.
About Guaranty Financial Group Inc.
Guaranty Financial Group Inc. is the second largest publicly-traded financial institution holding company headquartered in Texas and one of the 50 largest publicly-traded financial institution holding companies based in the U.S. ranked by asset size. Guaranty Financial Group operates Guaranty Bank, which engages in consumer and business banking activities through a network of more than 160 banking centers in Texas and California. Guaranty Bank also provides financing to middle market companies, independent energy producers, and the real estate industry. Additionally, Guaranty Bank operates an insurance agency, Guaranty Insurance Services, Inc.
Some statements made in this news release and any hyperlinked materials may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “anticipate,” “could,” “estimate,” “likely,” “intent,” “may,” “plan,” “project,” “expect,” and similar expressions, including references to assumptions or our plans and goals. Readers should not place undue reliance on these forward-looking statements. These statements reflect management’s views with respect to events as of the date of the forward-looking statement and are subject to risks and uncertainties. Guaranty’s actual results or performance may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to: general economic, market, or business conditions; demand for new housing; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; deposit attrition, customer loss, or revenue loss in the ordinary course of business; cost or difficulties related to becoming a stand-alone public company; the inability to realize elements of our strategic plans; changes in the interest rate environment that expand or reduce margins or adversely affect critical estimates and projected returns on investments; unfavorable changes in economic conditions affecting housing markets, credit markets, real estate values and oil and gas prices and changes in market and/or general economic conditions, either nationally or regionally, that are less favorable than expected; natural disasters in primary market areas that may result in prolonged business disruption or materially impair the value of collateral securing loans; assumptions and estimates underlying critical accounting policies, particularly allowance for credit losses, mortgage-backed securities valuation and impairment assessments, ability to realize deferred tax assets, and goodwill and other intangible impairment assets, which may prove to be materially incorrect or may not be borne out by subsequent events; current or future litigation, regulatory investigations, proceedings or inquiries; strategies to manage interest rate risk that may yield results other than those anticipated; a significant change in the rate of inflation or deflation; changes in the securities markets; the ability to complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of any merger, acquisition or divestiture, and the success of our business following any merger, acquisition or divestiture; the final resolutions or outcomes with respect to our contingent and other corporate liabilities related to our business and any related actions for indemnification made pursuant to the various agreements with Temple-Inland Inc. and Forestar Real Estate Group Inc.; the ability to maintain capital ratios acceptable to the Office of Thrift Supervision; and changes in the value of real estate securing our loans.
Other risks are detailed in our Annual Report on Form 10-K for the year ended December 31, 2007 and other reports filed with the Securities and Exchange Commission. Readers may access our reports filed with the Securities and Exchange Commission at www.sec.gov. Guaranty disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

GUARANTY FINANCIAL GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2008	2008	2008	2007	2007	2008	2007
			(In millions, except per share)
INTEREST INCOME
Loans and loans held for sale	$123	$131	$151	$173	$179	$405	$525
Securities available-for-sale	23	28	27	28	16	78	34
Securities held-to-maturity	35	41	47	50	53	123	170
Federal Home Loan Bank stock dividends	1	2	3	3	2	6	9
Other earning assets	2	—	—	1	1	2	3

Total interest income	184	202	228	255	251	614	741

INTEREST EXPENSE
Deposits	(57)	(60)	(76)	(84)	(88)	(193)	(257)
Borrowed funds	(44)	(42)	(54)	(69)	(64)	(140)	(195)

Total interest expense	(101)	(102)	(130)	(153)	(152)	(333)	(452)

NET INTEREST INCOME	83	100	98	102	99	281	289
Provision for credit losses	(78)	(99)	(58)	(33)	(19)	(235)	(17)

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	5	1	40	69	80	46	272

NONINTEREST INCOME
Insurance commissions and fees	10	11	12	13	13	33	38
Service charges on deposits	14	15	13	14	14	42	39
Non-deposit investment sales commissions	6	8	8	7	7	22	17
Other-than-temporary-impairment on mortgage-backed security	(53)	—	—	—	—	(53)	—
Other	4	7	9	4	8	20	25

Total noninterest income	(19)	41	42	38	42	64	119

NONINTEREST EXPENSE
Compensation and benefits	(46)	(48)	(51)	(45)	(45)	(145)	(136)
Occupancy	(9)	(9)	(8)	(8)	(7)	(26)	(20)
Information systems and technology	(5)	(4)	(5)	(3)	(4)	(14)	(11)
Charges related to asset impairments and severance	(14)	(3)	—	—	—	(17)	—
Other	(31)	(35)	(35)	(39)	(34)	(101)	(110)

Total noninterest expense	(105)	(99)	(99)	(95)	(90)	(303)	(277)

(LOSS) INCOME BEFORE TAXES	(119)	(57)	(17)	12	32	(193)	114
Income tax (expense) benefit	(43)	(28)	7	(6)	(11)	(64)	(42)

NET (LOSS) INCOME	$(162)	$(85)	$(10)	$6	$21	$(257)	$72

NET (LOSS) INCOME APPLICABLE TO COMMON EQUITY	$(218)	$(85)	$(10)	$6	$21	$(313)	$72

(LOSS) EARNINGS PER COMMON SHARE
Basic	$(4.89)	$(2.24)	$(0.28)	$0.17	n/a	$(7.94)	n/a
Diluted	$(4.89)	$(2.24)	$(0.28)	$0.17	n/a	$(7.94)	n/a
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	44.5	38.0	35.5	35.4	n/a	39.4	n/a
Diluted	44.5	38.0	35.5	36.1	n/a	39.4	n/a

GUARANTY FINANCIAL GROUP INC.
CONSOLIDATED BALANCE SHEETS (unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2008	2008	2008	2007	2007
	(in millions)
ASSETS
Cash and cash equivalents	$229	$184	$181	$277	$197
Restricted cash	32	79	105	107	—
Loans held for sale	1	1	12	16	19
Loans, net of allowance for losses of $231 at September 30, 2008	10,081	9,995	10,099	9,928	9,561
Securities available-for-sale	1,151	1,357	1,487	1,882	1,970
Securities held-to-maturity	2,884	3,241	3,440	3,642	3,851
Investment in Federal Home Loan Bank stock	224	264	251	256	224
Property and equipment, net	234	235	234	233	222
Accounts, notes, and accrued interest receivable	70	81	90	97	107
Goodwill	135	144	144	144	144
Other intangible assets	20	24	25	26	27
Deferred income taxes	138	235	222	72	43
Other assets	192	191	133	116	122

TOTAL ASSETS	$15,391	$16,031	$16,423	$16,796	$16,487

LIABILITIES AND EQUITY
Deposits	$9,210	$9,160	$9,248	$9,375	$9,376
Federal Home Loan Bank borrowings	4,464	5,553	5,732	5,743	5,075
Obligations to settled trade date securities	—	—	—	—	435
Other liabilities	134	142	136	125	141
Subordinated notes payable to trust	314	314	314	314	314
Subordinated debt of subsidiary	237	—	—	—	—
Subordinated debentures and other borrowings	31	76	101	101	101

TOTAL LIABILITIES	14,390	15,245	15,531	15,658	15,442

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share, 25 million shares authorized, 6.2 million issued and outstanding at September 30, 2008	—	—	—	—	—
Common stock, par value $1 per share, 200 million shares authorized, 44.7 million issued and outstanding at September 30, 2008	45	45	37	35	35
Additional paid-in capital	1,256	934	901	902	793
(Accumulated deficit) retained earnings	(31)	141	226	236	230
Accumulated other comprehensive loss, net	(269)	(334)	(272)	(35)	(13)

TOTAL STOCKHOLDERS’ EQUITY	1,001	786	892	1,138	1,045

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,391	$16,031	$16,423	$16,796	$16,487

GUARANTY FINANCIAL GROUP INC.
Selected Ratios and Other Data (unaudited)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2008	2008	2008	2007	2007	2008	2007
	(Dollars in millions, except per share)
For the period:
Net interest income	$83	$100	$98	$102	$99	$281	$289
Provision for credit losses	(78)	(99)	(58)	(33)	(19)	(235)	(17)
Net (loss) income	(162)	(85)	(10)	6	21	(257)	72
Net (charge-offs) recoveries	(100)	(19)	(2)	(6)	—	(121)	9
Return on average assets	(4.11)%	(2.08)%	(0.24)%	0.15%	0.53%	(2.11)%	0.61%
Return on average stockholders’ equity	(61.13)%	(37.12)%	(3.65)%	2.28%	8.06%	(33.01)%	9.31%
Net interest margin	2.14%	2.54%	2.49%	2.59%	2.65%	2.39%	2.59%

Period-end:
Loans, net	$10,081	$9,995	$10,099	$9,928	$9,561
Non-performing assets	520	406	284	179	130
Non-performing assets ratio	5.02%	3.95%	2.76%	1.78%	1.35%

Capital/Equity (actual):
Guaranty Bank tier 1 leverage ratio	8.99%	7.63%	7.58%	7.74%	7.79%
Guaranty Bank tier 1 risk-based ratio	9.75%	9.36%	9.38%	9.63%	9.94%
Guaranty Bank total risk-based capital ratio	12.65%	10.60%	10.61%	10.54%	10.68%
Tangible equity/tangible assets	5.55%	3.90%	4.45%	5.82%	5.36%
Tangible equity/per common share	$18.92	$13.85	$19.38	$27.36	$ n/a

Capital/Equity(proforma) (1):
Tangible equity/per common share	7.82	8.74	n/a	n/a	n/a

Credit reserves:
Allowance for loan losses	$231	$250	$172	$118	$91
Allowance for loan losses to total loans	2.24%	2.44%	1.67%	1.17%	0.94%
Allowance for loan losses to non-performing loans	49%	69%	66%	71%	75%
Direct reduction of recorded investment in impaired loans (principal charged off)	$84	$4	$4	$4	$—
Allowance and direct reductions to recorded investment as a percentage of non-performing loans before direct reductions to recorded investment	57%	69%	66%	72%	75%

Total deposits	$9,210	$9,160	$9,248	$9,375	$9,376
Average interest-bearing deposits	8,551	8,405	8,588	8,609	8,794	$8,515	$8,735
Total branches	162	162	158	158	159

(1)	Proforma tangible equity/per common share at September 30, 2008 reflects the effect of the conversion of our convertible preferred stock and accrued dividends to common stock as if it had been converted prior to September 30, 2008.

	September 30,	June 30,	March 31,	December 31,	September 30,
	2008	2008	2008	2007	2007
	(In millions)
Loan portfolio:
Single-family mortgage	$1,397	$1,485	$1,572	$1,672	$1,783
Single-family mortgage warehouse	924	971	869	695	496
Single-family construction (homebuilders)	1,060	1,223	1,341	1,510	1,785
Multifamily and senior housing	2,044	1,877	1,752	1,541	1,338
Commercial real estate	1,837	1,774	1,800	1,674	1,647
Commercial and business	1,432	1,384	1,349	1,340	1,158
Energy	1,399	1,334	1,434	1,470	1,316
Consumer and other	219	197	154	144	129

Total loans	10,312	10,245	10,271	10,046	9,652
Less allowance for loan losses	(231)	(250)	(172)	(118)	(91)

Loans, net	$10,081	$9,995	$10,099	$9,928	$9,561

GUARANTY FINANCIAL GROUP INC.
Consolidated Average Balances, Interest Income and Expense, and Rates (unaudited)

	Three Months Ended September 30,
	2008			2007
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in millions)
ASSETS
Cash equivalents	$83	$2	1.78%	$73	$1	5.14%
Loans held for sale	1	—	4.93%	15	1	6.71%
Loans	10,172	123	4.85%	9,582	178	7.45%
Securities	4,952	58	4.74%	5,047	69	5.46%
Investments in Federal Home Loan Bank stock	233	1	2.32%	209	2	5.22%

Total earning assets	15,441	$184	4.76%	14,926	$251	6.73%
Unrealized (losses) gains on available-for-sale securities	(430)			(27)
Other assets	772			1,006

Total assets	$15,783			$15,905

LIABILITIES AND EQUITY
Interest-bearing deposits:
Interest-bearing demand	$3,913	$18	1.80%	$3,748	$28	2.94%
Savings deposits	181	—	0.76%	180	—	0.72%
Certificates of deposit	4,457	39	3.51%	4,866	60	4.92%

Total interest-bearing deposits	8,551	57	2.67%	8,794	88	3.99%

Short-term Federal Home Loan Bank borrowings	4,369	26	2.36%	3,813	49	5.19%
Long-term Federal Home Loan Bank borrowings	656	7	4.31%	795	7	3.56%
Subordinated notes payable to trust	314	3	4.58%	314	6	7.18%
Subordinated debt of subsidiary	185	7	14.34%	—	—	—
Subordinated debentures and other borrowings	61	1	7.29%	103	2	8.82%
Preferred stock issued by subsidiaries	—	—	—	—	—	—

Total borrowings	5,585	44	3.16%	5,025	64	5.13%

Total interest-bearing liabilities	14,136	$101	2.86%	13,819	$152	4.41%

Interest rate spread			1.90%			2.32%
Noninterest-bearing demand deposits	468			646
Other liabilities	119			398
Stockholders’ equity	1,060			1,042

Total liabilities and stockholders’ equity	$15,783			$15,905

Impact of noninterest-bearing funds			0.24%			0.33%

Net interest income/margin		$83	2.14%		$99	2.65%

GUARANTY FINANCIAL GROUP INC.
Consolidated Average Balances, Interest Income and Expense, and Rates (unaudited)

	Nine Months Ended September 30,
	2008			2007
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in millions)
ASSETS
Cash equivalents	$76	$2	2.39%	$82	$3	5.08%
Loans held for sale	4	—	3.61%	19	1	7.27%
Loans	10,156	405	5.32%	9,536	524	7.33%
Securities	5,187	201	5.18%	5,057	204	5.37%
Investments in Federal Home Loan Bank stock	247	6	3.24%	214	9	5.71%

Total earning assets	15,670	$614	5.23%	14,908	$741	6.63%
Unrealized (losses) gains on available-for-sale securities	(298)			(8)
Other assets	834			886

Total assets	$16,206			$15,786

LIABILITIES AND EQUITY
Interest-bearing deposits:
Interest-bearing demand	$3,802	$58	2.03%	$3,640	$77	2.82%
Savings deposits	177	1	0.75%	188	1	0.71%
Certificates of deposit	4,536	134	3.95%	4,907	179	4.86%

Total interest-bearing deposits	8,515	193	3.02%	8,735	257	3.92%

Short-term Federal Home Loan Bank borrowings	4,736	93	2.61%	3,634	142	5.22%
Long-term Federal Home Loan Bank borrowings	723	23	4.26%	941	25	3.56%
Subordinated notes payable to trust	314	12	5.15%	264	14	6.97%
Subordinated debt of subsidiary	62	7	14.23%	—	—	—
Subordinated debentures and other borrowings	90	5	8.09%	104	7	8.43%
Preferred stock issued by subsidiaries	—	—	—	126	7	7.34%

Total borrowings	5,925	140	3.15%	5,069	195	5.13%

Total interest-bearing liabilities	14,440	$333	3.08%	13,804	$452	4.36%

Interest rate spread			2.15%			2.27%
Noninterest-bearing demand deposits	595			690
Other liabilities	133			261
Stockholders’ equity	1,038			1,031

Total liabilities and stockholders’ equity	$16,206			$15,786

Impact of noninterest-bearing funds			0.24%			0.32%

Net interest income/margin		$281	2.39%		$289	2.59%